UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2015

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Loan Agreement with Silicon Valley Bank

On March 31, 2015, Aerohive Networks, Inc. (the “Company”), entered into the Fifth Amendment to Loan and Security Agreement (the “Amendment”), by and between the Company, as borrower, and Silicon Valley Bank (“SVB”). The Amendment amends that certain Loan and Security Agreement, dated as of June 21, 2012, by and between the Company, as borrower, and SVB (as amended, supplemented or modified from time to time, the “Loan Agreement”).

The Amendment amends the Loan Agreement to provide for an increase I n the revolving line to an aggregate principal amount equal to $20 million (subject to the amount of net cash held by the Company), and subject to substantially the same terms and conditions as the $10 million credit facility provided upon the initial closing of the Loan Agreement. In addition, the Amendment amends the Credit Agreement to, among other things:

•	add the ability to make LIBOR borrowings and convert between LIBOR and Prime Rate borrowings;

•	incorporate foreign eligible accounts into the Company’s borrowing base and terminate the EXIM Agreement (as defined below);

•	modify the terms of the financial covenant with an adjusted quick ratio;

•	increase certain dollar thresholds in the affirmative and negative covenants;

•	revise the timeframe requirements for the delivery of certain financial reports; and

•	extend the maturity date of the revolving facility until March 31, 2017.

The preceding description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Amendment described in Item 1.01, “Entry into a Material Definitive Agreement,” the Loan and Security Agreement dated as of June 21, 2012 (the “EXIM Agreement”), by and between the Company, as borrower, and SVB was terminated effective March 31, 2015. A description of the material terms of the EXIM Agreement can be found in our Registration Statement on Form S-1 filed by the Company on February 13, 2014 and attached thereto as Exhibit 10.22, and such descriptions are incorporated herein by reference.

Also in connection with the execution of the Amendment described in Item 1.01, “Entry into a Material Definitive Agreement,” the Plain English Growth Capital Loan and Security Agreement, dated August 23, 2013 (the “TriplePoint Loan Agreement”), by and between the Company, as borrower, and TriplePoint Capital LLC, as lender, and all related loan documents and collateral documents were terminated effective March 31, 2015, and all amounts outstanding under the TriplePoint Loan Agreement and related loan documents and collateral documents, including the outstanding principal balance of approximately $7.8 million, were paid in full. A description of the material terms of the TriplePoint Loan Agreement can be found in our Registration Statement on Form S-1 filed by the Company on February 13, 2014 and attached thereto as Exhibit 10.23, and such descriptions are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement, dated March 31, 2015, by and between Aerohive Networks, Inc., as borrower, and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: April 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement, dated March 31, 2015, by and between Aerohive Networks, Inc., as borrower, and Silicon Valley Bank.